UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 4, 2012

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws Change in Fiscal Year

On April 4, 2012, Blue Earth, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate”) for the Series B Preferred Stock (the “Series B”) with the Nevada Secretary of State.  The description of the Series B Preferred Stock is subject to and qualified by the terms and conditions of the Certificate of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Certificate provides the following in connection with the Series B:

•

300,000 shares of Series B are authorized;

•

Par value of $.001 per share;

•

A Face Value of $10.00 per share;

•

Senior to all Common Stock and on parity with the Series A Preferred Stock;

•

pays an eight percent (8%) cumulative dividend when paid in cash or a twelve percent (12%) dividend when paid in common stock at the Company’s election;

•

each share of Series B is non-redeemable but shall be convertible either (i) at the holder’s election into ten (10) shares of Common Stock of the Corporation, equal to (a) the Face Value of such share of Series B divided by (b) a per share price of the Common Stock of $1.00 per share (the “Conversion Price”) at any time following the issuance of the Series B and subject to any adjustments to the Conversion Price; or (ii) when the Common Stock closing price trades at $2.20 per share for sixty (60) consecutive calendar days;

•

liquidation preference of $10.00 per share plus additional unpaid dividends, pari passu with any of the Series A Preferred Stock;

•

votes on an as converted basis with Common Stock as one class;

•

anti-dilution protection for stock splits, dividends and combinations but not for price protection.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

3.1

Certificate of Designations and Preferences for Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2012	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO